Exhibit 10.28

XCEL ENERGY INC.
2015 OMNIBUS INCENTIVE PLAN
AWARD AGREEMENT – [YEAR] Grant

Xcel Energy Inc., a Minnesota corporation (the “Company” and collectively with its affiliates and subsidiaries, “Xcel Energy”), pursuant to its 2015 Omnibus Incentive Plan (the “Plan”), hereby grants to you, the Participant named below, an Award of Restricted Stock Units and/or an Award of Performance Share Units as set forth in the Notice of Grant below. The terms and conditions of such Award(s) are set forth in this Award Agreement, which consists of the Notice of Grant below, the Award Agreement Terms and Conditions attached as Exhibit A (the “Terms and Conditions”) and the applicable Performance Goal Annex attached as Exhibit B, and in the Plan document, a copy of which has been provided to you. To the extent any capitalized term used in this Award Agreement is not defined, it will have the same meaning as in the Plan (as it currently exists or as it may be amended in the future).

NOTICE OF GRANT

Participant: ______________________________

Restricted Stock Units. The Company hereby grants you an award of Restricted Stock Units as set forth below:

Grant Date	Period of Restriction	Restricted Stock Units
[DATE]	[Period of Restriction]	[#]

All of the Restricted Stock Units granted to you as shown above will vest upon the expiration of the Period of Restriction, which is the “Vesting Date” for this Restricted Stock Unit Award, if your service with Xcel Energy has been continuous during the Period of Restriction.

Performance Share Units. The Company hereby grants you an Award of Performance Share Units as set forth below:

Grant Date	Period of Restriction	Performance Period	Performance Share Units (at Target)
[DATE]	[Period of Restriction]	[Performance Period]	[#]

The Performance Share Units granted to you as shown above are subject to the performance and vesting conditions set forth in the Performance Goal Annex attached hereto as Exhibit B, which were established by the Committee for the Performance Period specified above. The number of Performance Share Units that shall be eligible to vest, which may be more or less than the Performance Share Units target number shown above, will be based on the extent to which the performance goals set forth the Performance Goal Annex have been achieved during the applicable

US.103102450.02

Performance Period and such performance has been certified in writing by the Committee. The “Vesting Date” for this Performance Share Unit Award shall be the date of such certification by the Committee as specified in Section 4(a) of the Terms and Conditions.

[You are eligible to elect to defer to a later date the settlement of this Performance Share Unit Award as provided in Section 5(c) of the Terms and Conditions.]

[Dividend Equivalents. When the Company declares a cash dividend on its Shares, Dividend Equivalents equal in amount to the dividends payable (at the normal common stock declared dividend rate) on a number of Shares equal to the number of Units subject to the Award (at target level) held by you on a dividend record date occurring after the Grant Date and prior to Vesting Date shall be deemed reinvested in additional Units as of the dividend payment date and credited to your account as additional Units. The number of additional Units so credited shall be determined based on the Fair Market Value of a Share on the dividend payment date. Any additional Units so credited will be subject to the same terms and restrictions applicable to the underlying Awards as provided in this Award Agreement.]

[Proration upon Retirement. If a Termination of Service due to your Retirement (as defined below) occurs:

(i)    during the Period of Restriction applicable to your Restricted Stock Unit Award, you will be eligible to have a pro rata portion of such Award vest on the applicable Vesting Date, such pro rata portion to be equal to the number of Units that would otherwise vest on the Vesting Date had you not retired, multiplied by a fraction whose numerator is the number of whole months during which you were actively employed with Xcel Energy during such Period of Restriction and whose denominator is [the length of the Performance Period, expressed as a number of months].

(ii)    during any Performance Period applicable to your Performance Share Unit Award, you will be eligible to have a pro rata portion of such Award vest on the applicable Vesting Date, such pro rata portion to be equal to the number of Units that would otherwise vest in accordance with the terms of the applicable Performance Goal Annex had you not retired, multiplied by a fraction whose numerator is the number of whole months during which you were actively employed with Xcel Energy during such Performance Period and whose denominator is [the length of the Performance Period, expressed as a number of months].

For purposes of this Award, “Retirement” means any termination of your employment with Xcel Energy, other than for Cause, occurring at or after age 55 with 10 years or more of continuous service to Xcel Energy.]

[Non-solicitation. During your employment with Xcel Energy, and for a period of two years after the end of your employment with Xcel Energy for any reason, you agree that you will not solicit or encourage any Xcel Energy employee, contractor or vendor (directly or indirectly) to terminate or fail to renew a relationship with Xcel Energy and you agree you will not provide any information to any other person or entity for use in any similar attempt to do the same. You further agree that if you violate this provision, you will be liable to Xcel Energy for injunctive relief and damages in the full value of any Award paid under this Agreement.]

ACCEPTANCE OF AWARDS

To accept the Award(s) described in the Notice of Grant, this Award Agreement must be accepted through an electronic medium in accordance with the procedures established by the Company, or you must sign and return a copy of this Award Agreement, in either case, within [NUMBER OF DAYS] after the Grant Date. By doing so, you acknowledge and agree that the Award(s) specified in the Notice of Grant are governed by the terms and conditions of this Award Agreement (including the Notice of Grant, the Terms and Conditions and any Exhibits hereto) and of the Plan, that you have received, read and understand these documents and that you will be bound by the terms and conditions contained therein. Any question of administration or interpretation arising under this Award Agreement or the Plan shall be determined by the Committee and such determination shall be final, conclusive and binding upon all parties in interest.

XCEL ENERGY INC.

By:

[NAME]
[TITLE]

ACCEPTED:

______________________________________________
Participant Signature

__________________
Date

EXHIBIT A
XCEL ENERGY INC.
2015 OMNIBUS INCENTIVE PLAN
AWARD AGREEMENT TERMS AND CONDITIONS

These Award Agreement Terms and Conditions (“Terms and Conditions”) comprise part of an Award Agreement evidencing an Award of Restricted Stock Units and/or an Award of Performance Share Units (collectively, “Units”) granted under the Xcel Energy Inc. 2015 Omnibus Incentive Plan (the “Plan”).

1.    Granting of Award. The Company has granted to you, subject to the terms and conditions in this Award Agreement and the Plan, an Award of the number of Restricted Stock Units and/or an Award of the number of Performance Share Units as specified in the Notice of Grant to which these Terms and Conditions are attached. The grant of such Award(s) is effective as of the applicable Grant Date set forth in the Notice of Grant. As used in these Terms and Conditions, the term “Award” refers to each Award described in the Notice of Grant, and includes additional Units credited with respect to that Award upon the deemed reinvestment of Dividend Equivalents, if any, that are credited in accordance with the Notice of Grant.

2.    Nature of Units and Shareholder Rights. The Units subject to the Award(s) will be credited to an account in your name maintained by the Company. This account shall be unfunded and maintained for bookkeeping purposes only, with the Units simply representing an unfunded and unsecured obligation of the Company. The Units subject to the Award(s) may not be sold, assigned, transferred, pledged or otherwise encumbered by you, and do not entitle you to any rights as a stockholder of the Company.

3.    Termination of Service.

(a)    Upon your Termination of Service due to death during any Period of Restriction or Performance Period, as applicable, your unvested Award(s) (at target levels, if applicable), including any credited Dividend Equivalent Units, shall immediately vest one hundred percent (100%) and shall be paid as soon as administratively feasible in accordance with Section 5(b) hereof.

(b)    Upon your Termination of Service due to Disability during any Period of Restriction or Performance Period, as applicable, your unvested Award(s) (at target levels, if applicable), together with any credited dividend equivalent units, shall immediately vest one hundred percent (100%) and shall be paid to you (or your personal representative) as soon as administratively feasible in cash, shares or a combination thereof as provided in Section 5(a) hereof.

(c)    Except as may otherwise be provided in the Notice of Grant, upon a Termination of service due to your Retirement (as defined in the Notice of Grant or, if not defined there, as defined in any retirement plan of Xcel Energy in which you participate):

(i)any unvested Performance Share Unit Award will continue to be eligible to vest on the applicable Vesting Date in accordance with the terms of the applicable Performance Goal Annex if your Retirement occurs after the expiration of the applicable Performance Period but before the applicable Vesting Date; and

(ii)any unvested Restricted Stock Unit Award shall be forfeited on the date of your Retirement.

(d)    Upon your Termination of Service prior to the Vesting Date of an Award under any circumstances other than those set forth in Sections 3(a), (b) and (c) above, such unvested Award shall be forfeited on the date of such termination.

4.    Vesting of Awards.

(a)    Subject to Section 3 above, a Performance Share Unit Award shall vest only if, and to the extent, any one or more of the performance goals set forth in the Performance Goal Annex have been achieved during the applicable Performance Period and such performance is certified in writing by the Committee. If, and to the extent that, any one or more of the performance goals have not been achieved during the applicable Performance Period, your rights to the portion of the Award tied to such unachieved performance goal shall be immediately and irrevocably forfeited as of the last day of such Performance Period (unless previously forfeited pursuant to Section 3 above). The Committee shall determine, in its sole discretion, and certify in accordance with the requirements of Section 162(m) of the Code, whether and to what extent the performance goals have been satisfied as soon practicable after the completion of the applicable Performance Period (the date on which the Committee certifies the satisfaction of the performance goals set forth on the attached Performance Goal Annex shall be the “Vesting Date” for the applicable Performance Share Unit Award).

(b)    Subject to Section 3 above, a Restricted Stock Unit Award shall vest only if, and to the extent that, any one or more of the vesting conditions set forth in the Notice of Grant or, if applicable, in a Vesting Conditions Annex have been satisfied during the applicable Period of Restriction or Performance Period. If, and to the extent that, any one or more of the vesting conditions have not been satisfied during the applicable Period of Restriction or Performance Period, your rights to any portion of the Award tied to such unachieved vesting condition shall be immediately and irrevocably forfeited as of the applicable Vesting Date (unless previously forfeited pursuant to Section 3 above).

5.    Payment of Vested Awards.

(a)    Timing of payment. As soon as administratively feasible following the Vesting Date, but in no event later than March 15th of the year following the calendar year in which the Performance Period or Period of Restriction, as applicable, expires, the Company shall cause to be paid to you in settlement of each Unit (including any credited Dividend Equivalent Units) comprising a vested

Award, one Share or cash in an amount equal to the Fair Market Value as of the Vesting Date of one such Share (or a combination of cash and Shares with respect to the entire Award) as determined by the Committee, unless you have made an effective election to defer the settlement of the Award as provided in Section 5(c) below. Payments shall be made in a lump sum.

(b)    Payment upon Death. In the event of your death, amounts that otherwise would have become payable to you in accordance with Section 3(b) of these Terms and Conditions will be paid in cash, Shares or a combination thereof, to your designated beneficiary (if such beneficiary has been designated in writing in accordance with the Plan, and such writing has been delivered to the Company’s Executive Compensation department), or if no beneficiary is designated, in accordance with Article 19 of the Plan.

(c)    Deferral Election. If you are determined by the Committee in its sole discretion to be eligible, you may elect to defer to a later date the settlement of Awards that would otherwise occur as provided in Section 5(a), provided that any such election and deferral shall comply with the requirements of Section 409A of the Code.

6.    Changes in Capitalization of the Company. If there is any equity restructuring or other change in the Company’s corporate capitalization as described in Section 4.4(a) of the Plan, the Committee shall determine the appropriate adjustment, if any, to each Award as provided in Section 4.4 of the Plan.

7.    Change in Control. Notwithstanding anything herein to the contrary, in the event of a Change in Control, the Award(s) specified in the Notice of Grant shall be dealt with as provided in Article 17 of the Plan. If the vesting of an Award is subject, in whole or in part, to the satisfaction of a performance condition, that Award shall be subject to Section 17(c) of the Plan and applicable performance conditions shall be deemed to have been satisfied as if target performance had been achieved in connection with the Change in Control.

8.    Forfeiture and Recoupment. Notwithstanding anything herein to the contrary, the Award(s) specified in the Notice of Grant shall be subject to forfeiture, reduction or recoupment as provided in Section 22.1 of the Plan, and to any compensation recovery policy adopted by the Company at any time.

9.    Withholding. Xcel Energy may require you to remit to it, or may withhold from the settlement of an Award or from your other compensation, an amount sufficient to satisfy any applicable federal, state or local tax, employment, FICA or other mandated withholding requirements in regard to the Award(s) in the year or years the Award(s) become taxable to you. You may elect in accordance with the Plan to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares otherwise payable in settlement of an Award at the rate the Committee determines satisfies applicable withholding requirements of the Code. For this purpose, Awards will be valued using the Fair Market Value of a Share as of the applicable withholding date. If no election is made, you will be deemed to have elected Shares to be withheld.

10.    Plan Incorporated by Reference; Electronic Delivery. The Award(s) specified in the Notice of Grant and this Award Agreement are subject in all respects to the terms and conditions of the Plan, which is controlling, and which shall be deemed incorporated into this Award Agreement. The Company, or a third party designated by the Company, may deliver to you by electronic means any documents related to your participation in the Plan. You acknowledge receipt of a copy of the Plan.

11.    No Right to Employment. Nothing in this Award Agreement shall limit the right of Xcel Energy to terminate your employment or other service with Xcel Energy as provided in Section 20.1 of the Plan.

12.    Restrictions on Transfer of Award. The Award may not be sold, assigned, transferred, pledged or otherwise encumbered by you prior to the Vesting Date.

13.    Section 409A of the Code. Notwithstanding anything to the contrary in this Award Agreement, with respect to any Award specified in the Notice of Grant that constitutes a deferral of compensation subject to Code Section 409A:

(i)    If any amount is payable under such Award upon a Termination of Service, a Termination of Service will be deemed to have occurred only at such time as you have experienced a “separation from service” as such term is defined for purposes of Code Section 409A.

(ii)    If any amount shall be payable with respect to such Award as a result of your “separation from service” at such time as you are a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after your separation from service or (ii) your death.

(iii)    If any amount shall be payable with respect to such Award as a result of a Change in Control, a Change in Control shall be deemed to have occurred only after giving effect to the final sentence of Section 2.8 of the Plan.

14.    Participant Acceptance. You shall signify acceptance of this Award Agreement, including, if applicable to you, that you will abide by the Xcel Energy Stock Ownership Policy, by signing in the space provided in the Award Agreement and returning a signed copy to the Company, or if available, by providing an electronic signature, within the time frames specified by the Company’s Executive Compensation department.

15.    Mandatory Binding Arbitration. You agree that any and all disputes related to the Award(s) including but not limited to, eligibility, vesting, distribution and payment, withholding, targets, effect of termination of employment or rights related to an amendment or termination of the Plan, will be subject to mandatory binding arbitration in Minneapolis, Minnesota before the

American Arbitration Association. You agree that you will be responsible for bearing your share of the costs to arbitrate.

16.    Severability. Any provision of this Award Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

17.    Securities Law Matters. The Company shall not be required to deliver any Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange), as may be determined by the Company to be applicable, are satisfied.

18.    Headings. Headings are given to sections and subsections of these Terms and Conditions and other portions of the Award Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Award Agreement or any provision thereof.

19.    Definitions.

(a)	The term “Committee” shall also include those persons to whom authority has been delegated under the Plan.